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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
DRS Technologies, Inc.:

    We consent to the incorporation by reference in the registration statement (No. 333-xxxx) on Form S-3 of DRS Technologies, Inc. of our report dated
May 16, 2002, except for the first paragraph of Note 18 which is as of May 28, 2002 and the second paragraph of Note 18 which is as of May 29, 2002, with respect to the consolidated balance sheets of DRS Technologies, Inc. as of March 31, 2002 and 2001, and the related consolidated statements of earnings, stockholders' equity and comprehensive earnings, cash flows, and related consolidated financial statement schedule for each of the years in the three-year period ended March 31, 2002, and to the references to our firm under the heading "Experts" in the prospectus.

    Our report described above refers to a change in accounting for business combinations, goodwill and intangible assets beginning April 1, 2001.

/s/ KPMG LLP

Short Hills, New Jersey
November 20, 2002

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